Exhibit 10.25

FIRST AMENDMENT TO
AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT TO ADVISORY AGREEMENT is entered into as of April 15, 2015, among American Realty Capital Trust V, Inc., a Maryland corporation (the “Company”), American Realty Capital Operating Partnership V, L.P., a Delaware limited partnership (the “Operating Partnership”), American Realty Capital Advisors V, LLC, a Delaware limited liability company, a Delaware limited liability company (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Amended and Restated Advisory Agreement, dated as of June 5, 2013 (the “Advisory Agreement”); and

WHEREAS, pursuant to Section 24 of the Advisory Agreement, the Company, the Operating Partnership and the Advisor desire to make certain amendments to the Advisory Agreement.
NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 10(f) of the Advisory Agreement. Effective as of the date hereof, Section 10(f) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(g)    Payment of Fees. In connection with the Acquisition Fee, Real Estate Commission, Annual Subordinated Performance Fee, Asset Management Fee (for any period commencing on or after April 1, 2015) and Financing Coordination Fee, the Company shall pay such fees to the Advisor or its assignees in cash, in Shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. For the purposes of the payment of any fees in Shares, (i) if at the applicable time an Offering is underway, (a) prior to the NAV Pricing Start Date, each Share shall be valued at the per-share offering price of the Shares in such Offering minus the maximum Selling Commissions and Dealer Manager Fee allowed in such Offering, and (b) after the NAV Pricing Start Date, each Share shall be valued at the then-current NAV per Share; and (ii) at all other times, each Share shall be valued by the Board in good faith (A) at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor or similar FINRA rule), or (B) if no such rule shall then exist, at the fair market value thereof; provided, however, that in the case of Asset Management Fees payable in grants of restricted Shares, each Share shall be valued in accordance with the provisions of the equity incentive plan of the Company pursuant to which such grants are to be made.”

2.	Amendment to Section 10(i) of the Advisory Agreement. Effective as of the date hereof, Section 10(i) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(i)    Subordinated Participation Interests. The Company shall cause the Operating Partnership to periodically issue Subordinated Participation Interests in the Operating Partnership to the Advisor or its assignees, pursuant to the terms and conditions contained in the Operating Partnership Agreement, in connection with the Advisor’s (or its assignees’) management of the Operating Partnership’s assets for any period ending prior to or as of March 31, 2015.”

3.	Amendment to Section 10(j) of the Advisory Agreement. Effective as of the date hereof, the Advisory Agreement is supplemented by the addition of the following new Section 10(j):

“(j)    Asset Management Fee. For any period commencing on or after April 1, 2015, and in lieu of any Subordinated Participation Interests, the Company shall pay an Asset Management Fee to the Advisor or its assignees as compensation for services rendered in connection with the management of the Company’s assets in an amount equal to 0.75% per annum of the Cost of Assets. The Asset Management Fee is payable within 30 days after the end of each calendar quarter (subject to the approval of the board of directors) in the amount of the Cost of Assets for the preceding period multiplied by 0.1875% (or the lower of the Cost of Assets and the fair value of the Company’s assets, multiplied by 0.1875%, once we begin calculating NAV), divided by; (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to per share NAV.”

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

AMERICAN REALTY CAPITAL TRUST V, INC.

By:    /s/ William M. Kahane
Name:    William M. Kahane
Title: Chief Executive Officer

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP V, L.P.

By:    American Realty Capital Trust V, Inc.,
its General Partner

By:    /s/ William M. Kahane
Name:    William M. Kahane
Title: Chief Executive Officer

AMERICAN REALTY CAPITAL ADVISORS V, LLC

By:    American Realty Capital Trust V Special Limited Partner, its sole member

By:    AR Capital, LLC, its sole member

By:    /s/ William M. Kahane
Name:    William M. Kahane
Title: Manager